UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Forest Laboratories, Inc.

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FOREST LABORATORIES RECEIVES NOTICE OF
DIRECTOR NOMINATIONS
NEW YORK, June 13, 2011 — Forest Laboratories, Inc. (NYSE: FRX) today announced that it has received notice from High River Limited Partnership, an entity affiliated with Carl C. Icahn, of its intention to nominate four individuals for election to Forest’s nine-member Board of Directors at the Company’s 2011 Annual Meeting. The individuals are Dr. Alexander J. Denner, Dr. Richard Mulligan, Professor Lucian A. Bebchuk and Dr. Eric J. Ende. High River Limited Partnership also notified the Company that it and its affiliated entities own options and shares representing beneficial ownership of approximately 6.5% of the Company’s outstanding shares in the aggregate.
The Nominating and Governance Committee of Forest’s Board will evaluate the nominees and make a recommendation. All of the Company’s directors are up for reelection at the 2011 Annual Meeting.
Howard Solomon, Chairman, Chief Executive Officer and President of Forest, said, “While we have not yet had a chance to meet with Mr. Icahn to discuss his ideas for the Company, we welcome constructive input from all of our shareholders.
“Forest Laboratories is strong and performing well. Over the last 12 months, our share price has increased 47.5% versus 16.9% for the S&P 500. We are very excited about both our portfolio of marketed products and the advancement of our robust and dynamic pipeline, including the launch of three products in 2011. We plan to file two New Drug Applications with the U.S. Food and Drug Administration this year and if approved, launch those products next year. That could amount to seven new products launched over a four year time frame, an enviable accomplishment by any pharmaceutical company. We remain committed to creating value for all shareholders. We have returned over $1 billion in capital through share repurchases since 2010 and invested approximately $2.8 billion on product focused acquisitions over the past four years. We are very optimistic about our future prospects and believe we are well positioned to build on our strong track record of success, while continuing to deliver groundbreaking therapies to the patients and communities we serve.”
About Forest Laboratories
 Forest Laboratories’ (NYSE: FRX) longstanding global partnerships and track record developing and marketing pharmaceutical products in the United States have yielded its well-established central nervous system and cardiovascular franchises and innovations in anti-infective and respiratory medicine. The Company’s pipeline, the most robust in its history, includes product candidates in all stages of development across a wide range of therapeutic areas. The Company is headquartered in New York, NY. To learn more, visit www.FRX.com.
Forward Looking Information
 Except for the historical information contained herein, this release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks and uncertainties, including the difficulty of predicting FDA approvals, the acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, the timely development and launch of new products, and the risk factors listed from time to time in Forest Laboratories’ Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and any subsequent SEC filings.
Important Additional Information
 Forest Laboratories, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Forest shareholders in connection with the matters to be considered at Forest Laboratories’ 2011 Annual Meeting. Forest Laboratories intends to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Forest shareholders. FOREST SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of Forest’s directors and executive officers in Forest stock, restricted stock and options is included in their SEC filings on Forms 3, 4 and 5, which can be found at the Company’s website (www.frx.com) in the section “Investors.” More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with Forest Laboratories’ 2011 Annual Meeting. Information can also be found in Forest’s Annual Report on Form 10-K for the year ended March 31, 2011, filed with the SEC on May 27, 2011. Shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by Forest Laboratories with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at Forest Laboratories’ website at www.frx.com or by writing to Forest Laboratories at 909 Third Avenue, New York, New York 10022.
CONTACT: Investor Contact:
Forest Laboratories, Inc.
Frank J. Murdolo,
1-212-224-6714
Vice President — Investor Relations
Frank.Murdolo@frx.com
or
Media Contacts:
Sard Verbinnen & Co
Hugh Burns/Lesley Bogdanow
1-212-687-8080
# # #

June 13, 2011
To All Employees,
Today we issued a press release announcing that the Company has received notice from investor Carl Icahn (and his affiliates) that he owns options and stock representing approximately 6.5% of our outstanding shares, and that he intends to nominate four individuals for election to our Board at this year’s Annual Meeting. The press release is attached.
Our company has always welcomed constructive input from shareholders, and our board will evaluate these nominees in due course. Prior to our annual meeting, the board will make a recommendation regarding who it believes are the directors most qualified to serve on the board. In the interim, we expect to meet with Mr. Icahn and his colleagues — as we would with any investor — to discuss this matter and hear his thoughts about how best to continue building value at the Company.
Mr. Icahn’s interest in our company will likely generate news coverage and calls from various people speculating about his intentions. As always, please direct any media or shareholder inquiries to Frank Murdolo at (212) 224-6714. I urge you not to be distracted and to stay focused on your daily responsibilities.
Forest Laboratories is strong and performing well, and the Board, management team and I are very optimistic about our future prospects. Thanks to your hard work and efforts, we are well positioned to build on our strong track record of success. I look forward to continuing to work with you to deliver groundbreaking therapies to the patients and communities we serve. Thank you for your continued support.
Sincerely,
Howard Solomon
Chairman, Chief Executive Officer and President
# # # # #
Important Additional Information
 Forest Laboratories, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Forest shareholders in connection with the matters to be considered at Forest Laboratories’ 2011 Annual Meeting. Forest Laboratories intends to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Forest shareholders. FOREST SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of Forest’s directors and executive officers in Forest stock, restricted stock and options is included in their SEC filings on Forms 3, 4 and 5, which can be found at the Company’s website (www.frx.com) in the section “Investors.” More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with Forest Laboratories’ 2011 Annual Meeting. Information can also be found in Forest’s Annual Report on Form 10-K for the year ended March 31, 2011, filed with the SEC on May 27, 2011. Shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by Forest Laboratories with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at Forest Laboratories’ website at www.frx.com or by writing to Forest Laboratories at 909 Third Avenue, New York, New York 10022.

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